FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Brandon Davis, 312-822-5167	James Anderson, 312-822-7757
Sarah Pang, 312-822-6394	Emma Riza, 312-822-5960
Robert Tardella, 312-822-4387
CNA FINANCIAL ANNOUNCES FOURTH QUARTER 2016 RESULTS

•	Q4 NET INCOME OF $241M; $0.89 PER SHARE

•	Q4 NET OPERATING INCOME OF $221M; $0.82 PER SHARE

•	2016 P&C COMBINED RATIO OF 95.9% VS 95.4% IN 2015

•	12/31/2016 BVPS EX AOCI OF $44.89, UP 7% FOR 2016 ADJUSTED FOR DIVIDENDS

•	SPECIAL DIVIDEND OF $2.00 PER SHARE; QUARTERLY DIVIDEND OF $0.25 PER SHARE
CHICAGO, February 6, 2017 --- CNA Financial Corporation (NYSE: CNA) today announced fourth quarter 2016 net income of $241 million, or $0.89 per share, and net operating income of $221 million, or $0.82 per share. Full year 2016 results were net income of $859 million, or $3.17 per share, and net operating income of $824 million, or $3.04 per share. Property & Casualty Operations combined ratio for the fourth quarter and full year was 99.9% and 95.9%, respectively.
CNA Financial declared a special dividend of $2.00 per share and a quarterly dividend of $0.25 per share, payable March 8, 2017 to stockholders of record on February 20, 2017.

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions, except per share data)	2016	2015	2016	2015
Net operating income (loss) (a)	$221	$(52)	$824	$515
Net realized investment gains (losses)	20	(18)	35	(36)
Net income (loss)	$241	$(70)	$859	$479

Net operating income (loss) per diluted share	$0.82	$(0.19)	$3.04	$1.90
Net income (loss) per diluted share	0.89	(0.26)	3.17	1.77

	December 31, 2016	December 31, 2015
Book value per share	$44.25	$43.49
Book value per share excluding AOCI	44.89	44.66

(a)
Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer herein and to Note J in the Condensed Consolidated Financial Statements within the September 30, 2016 Form 10-Q for further discussion of this non-GAAP financial measure.

Property & Casualty Operations' net operating income was $217 million for the fourth quarter of 2016 as compared with $202 million in the prior year quarter. The increase was driven by higher net investment income. Catastrophe losses for the fourth quarter were $18 million, after tax, as compared with $27 million, after tax, in the prior year quarter. Catastrophe losses in the fourth quarter of 2016 were primarily from U.S. weather-related events.
Net operating results for our non-core segments improved $258 million from the prior year quarter. The 2015 results included a $198 million after-tax charge related to increasing long term care active life and claim reserves.
Net investment income, after tax, increased to $379 million for the fourth quarter of 2016 as compared with $314 million in the prior year quarter. This favorable comparison was driven by improved limited partnership returns of 2.4% in the current quarter as compared with 0.9% in the prior year quarter, as well as a $22 million, after tax, charge in 2015 related to an investment accounting change.
Full Year 2016 Consolidated Results
Net operating income for the full year 2016 increased $309 million, or 60%, to $824 million when compared to the prior year. The increase was driven by the results of our Life & Group Non-Core segment. Net operating results for our non-core segments improved $293 million as compared with the prior year, driven by the much improved results in our long term care business.
Property & Casualty Operations' net operating income was $982 million in 2016 as compared with $966 million in the prior year. This increase was due to higher favorable net prior year reserve development and net investment income, partially offset by an increase in the current accident year loss ratio and higher underwriting expenses. Catastrophe losses for the full year were $111 million, after tax, as compared with $95 million, after tax, in the prior year.
Net investment income, after tax, was $1,427 million for the current year as compared with $1,329 million in the prior year. This increase was primarily driven by limited partnerships, which returned 6.3% in 2016 as compared with 3.0% in the prior year, further helped by an increase in the fixed maturity securities invested asset base and a charge in 2015 related to an investment accounting change.

Property & Casualty Operations
“Led by very good performance in our Specialty and International segments, fourth quarter net operating income of $221 million was a solid result despite reserve strengthening in the run-off Defense Base Act business within Commercial," said Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation.  "I am honored and excited to be at CNA and am very focused on continuing to improve our underwriting performance.”

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2016	2015	2016	2015
Net written premiums	$1,525	$1,585	$6,442	$6,421
NWP change (% year over year)	(4)%	2%	—%	(2)%
Net investment income	$322	$259	$1,205	$1,119
Net operating income	217	202	982	966
Net income	223	176	1,002	914

Loss ratio excluding catastrophes and development	63.4%	61.7%	62.8%	61.9%
Effect of catastrophe impacts	1.8	2.4	2.6	2.2
Effect of development-related items	(0.2)	(1.2)	(4.6)	(3.1)
Loss ratio	65.0%	62.9%	60.8%	61.0%

Combined ratio	99.9%	98.9%	95.9%	95.4%
Combined ratio excluding catastrophes and development	98.3%	97.7%	97.9%	96.3%

Business Operating Highlights
Specialty

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2016	2015	2016	2015
Net written premiums	$672	$704	$2,780	$2,781
NWP change (% year over year)	(5)%	2%	—%	(2)%
Net operating income	$164	$109	$650	$560
Net income	166	98	653	538

Loss ratio excluding catastrophes and development	64.0%	63.5%	62.9%	62.3%
Effect of catastrophe impacts	0.5	(0.3)	0.6	0.4
Effect of development-related items	(11.0)	(0.1)	(10.7)	(5.3)
Loss ratio	53.5%	63.1%	52.8%	57.4%

Combined ratio	85.6%	95.0%	85.0%	88.7%
Combined ratio excluding catastrophes and development	96.1%	95.4%	95.1%	93.6%

•	Net operating income increased $55 million for the fourth quarter of 2016 as compared with the prior year quarter, driven by higher favorable net prior year reserve development.

•
The combined ratio improved 9.4 points as compared with the prior year quarter. The loss ratio improved 9.6 points, driven by higher favorable net prior year development offset by a higher current accident year loss ratio, reflecting an increase in both catastrophe and other large losses. The expense ratio increased 0.7 points due to ongoing investment in underwriting resources.

•
Net written premiums decreased $32 million as compared with the prior year quarter due to a lower level of new business and slightly lower retention due to underwriting actions undertaken in certain business lines. Average rate was flat for the policies that renewed in the fourth quarter of 2016 while achieving a retention of 86%.

Commercial

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2016	2015	2016	2015
Net written premiums	$669	$700	$2,841	$2,818
NWP change (% year over year)	(4)%	2%	1%	—%
Net operating income	$31	$96	$311	$369
Net income	31	81	313	338

Loss ratio excluding catastrophes and development	64.0%	59.3%	62.1%	61.6%
Effect of catastrophe impacts	3.0	2.7	4.1	3.6
Effect of development-related items	14.2	(1.4)	2.5	(0.1)
Loss ratio	81.2%	60.6%	68.7%	65.1%

Combined ratio	118.0%	99.6%	105.8%	101.5%
Combined ratio excluding catastrophes and development	100.8%	98.3%	99.2%	98.0%

•
Net operating income decreased $65 million for the fourth quarter of 2016 as compared with the prior year quarter. This decrease was primarily due to the unfavorable period over period effect of net prior year reserve development partially offset by an increase in net investment income.

•
The combined ratio increased 18.4 points as compared with the prior year quarter. The loss ratio increased 20.6 points driven by unfavorable net prior year development compared to modest favorable development in the prior year quarter. The unfavorable net prior year development reflects a $90 million increase in reserves related to the Defense Base Act workers’ compensation program that the Company began to run-off in 2012. The current accident year loss ratio was also negatively affected by an increase in large losses. Catastrophe losses were $21 million, or 3.0 points of the loss ratio in the fourth quarter of 2016 compared to $18 million, or 2.7 points, for the prior year quarter. The expense ratio improved 1.7 points in the quarter. The lower IT infrastructure servicing expense referenced in last quarter’s earnings call was the primary driver of the improvement.

•
Net written premiums decreased $31 million as compared with the prior year quarter due to a decrease in new business as well as premium adjustments in our small business unit. Average rate was down 1% for the policies that renewed in the fourth quarter of 2016 while achieving a retention of 84%.

International

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2016	2015	2016	2015
Net written premiums	$184	$181	$821	$822
NWP change (% year over year)	2%	(1)%	—%	(7)%
Net operating income (loss)	$22	$(3)	$21	$37
Net income (loss)	26	(3)	36	38

Loss ratio excluding catastrophes and development	59.4%	63.5%	64.8%	61.7%
Effect of catastrophe impacts	1.7	10.7	3.9	3.3
Effect of development-related items	(12.8)	(3.9)	(7.7)	(5.5)
Loss ratio	48.3%	70.3%	61.0%	59.5%

Combined ratio	86.1%	109.9%	99.1%	97.6%
Combined ratio excluding catastrophes and development	97.2%	103.1%	102.9%	99.8%

•
Net operating results improved $25 million for the fourth quarter of 2016 as compared with the prior year quarter, primarily due to lower catastrophe losses and higher favorable net prior year reserve development.

•
The combined ratio improved 23.8 points as compared with the prior year quarter. The loss ratio improved 22.0 points primarily due to a decrease in catastrophe losses and higher favorable net prior year reserve development. Catastrophe losses were $3 million, or 1.7 points of the loss ratio as compared to $22 million, or 10.7 points of the loss ratio for the prior year quarter. The expense ratio improved 1.8 points in the current quarter primarily due to a decrease in underwriting expenses.

•
Net written premiums increased $3 million as compared with the prior year quarter and includes favorable period over period premium development of $5 million. Excluding the effect of foreign currency exchange rates and premium development, net written premiums for the fourth quarter of 2016 increased 4.3%. Average rate decreased 1% for the policies that renewed in the fourth quarter of 2016 while achieving a retention of 71%.

Life & Group Non-Core

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2016	2015	2016	2015
Total operating revenues	$334	$299	$1,301	$1,259
Net investment income	200	164	767	704
Net operating income (loss)	20	(243)	20	(314)
Net income (loss)	33	(241)	36	(306)

•
In 2015, we recognized a $198 million after-tax charge relating to a premium deficiency and claim reserve strengthening. Due to the recognition of the premium deficiency and resetting of actuarial assumptions in the fourth quarter of 2015, the operating results for our long term care business in 2016 now reflect the variance between actual experience and the expected results contemplated in our best estimate reserves. In 2015, results of our long term care business reflected variances between actual experience and actuarial assumptions that were locked-in at policy issuance. As a result of the reserve assumption unlocking, the 2016 and 2015 results are not comparable.

•
The net operating income of $20 million was driven by a favorable release of claim reserves resulting from the annual claims experience study. The fourth quarter 2016 long term care results were generally in line with expectations as higher net investment income and favorable morbidity more than offset unfavorable persistency.

Corporate & Other Non-Core

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2016	2015	2016	2015
Net investment income	$5	$5	$16	$17
Interest expense	36	37	155	154
Net operating loss	(16)	(11)	(178)	(137)
Net loss	(15)	(5)	(179)	(129)

About the Company
Serving businesses and professionals since 1897, CNA is the country's eighth largest commercial insurance writer and the 14th largest property and casualty company.  CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. “CNA” is a service mark registered by CNA Financial Corporation with the United States Patent and Trademark Office. Certain CNA Financial Corporation subsidiaries use the “CNA” service mark in connection with insurance underwriting and claims activities.
Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (877) 723-9517, or for international callers, (719) 325-4925. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details. A presentation will be posted and available on the CNA website and will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. An online replay will be available on CNA's website following the call. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting Robert Tardella at 312-822-4387.
Definition of Reported Segments
Specialty provides management and professional liability and other coverages through property and casualty products and services using a network of brokers, independent agencies and managing general underwriters.
Commercial works with an independent agency distribution system and a network of brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations.
International provides property and casualty insurance and specialty coverages on a global basis through its operations in Canada, the United Kingdom, Continental Europe, China and Singapore as well as through its presence at Lloyd’s of London.
Life & Group Non-Core primarily includes the results of the individual and group long term care businesses that are in run off.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution.
Financial Measures
In the evaluation of the results of Specialty, Commercial and International, management utilizes the loss ratio, the expense ratio, the dividend ratio and the combined ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  Management utilizes these financial measures to monitor the Company's insurance operations and investment portfolio. Net operating income, which is derived from certain income statement amounts, is used by management to monitor performance of the Company's insurance operations. The Company's investment portfolio is monitored by management through analysis of various factors including unrealized gains and losses on securities, portfolio duration and exposure to market and credit risk. Based on such analyses, the Company may recognize an other-than-temporary impairment (OTTI) loss on an investment security in accordance with its policy, or sell a security, which may produce realized gains and losses.
Net operating income (loss) is calculated by excluding from net income (loss) the after-tax effects of 1) net realized investment gains or losses, 2) income or loss from discontinued operations and 3) any cumulative effects of changes in accounting guidance. The calculation of net operating income excludes net realized investment gains or losses because net realized investment gains or losses are largely discretionary, except for some losses related to OTTI, and are generally driven by economic factors that are not necessarily consistent with key drivers of underwriting performance, and are therefore not considered an indication of trends in insurance operations. Management monitors net operating income (loss) for each business segment to assess segment performance. Presentation of consolidated net operating income (loss) is deemed to be a non-GAAP financial measure.
For reconciliations of non-GAAP measures to the most comparable GAAP measures and other information, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.

Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

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